                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

         THIS AGREEMENT OF REGISTRATION RIGHTS ("Agreement") is made as of August 16, 1999 between MESSAGEMEDIA, INC., a Delaware corporation ("Parent"), William Blair & Company LLC, and Eric DiBenedetto, as the Securityholders' Agent (as defined below) for the benefit of Holders (as defined below) of capital stock of Decisive Technology Corporation, a California corporation (the "Company"), acquiring shares of Parent Common Stock pursuant to that Agreement and Plan of Merger and Reorganization, dated as of July 27 1999 (the "Reorganization Agreement"), among Parent, the Company and MM2 Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub") and in consideration of such Holders approving the Reorganization Agreement and the transactions contemplated thereby.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Reorganization Agreement, the parties mutually agree as follows:


                                    SECTION 1

                                  REGISTRATION

         1.1 "HOLDER" means: (i) a holder of shares of capital stock of the Company to whom shares of Common Stock of Parent are issued pursuant to the Reorganization Agreement, (ii) the Escrow Agent (as defined in the Reorganization Agreement), (iii) William Blair & Company LLC with respect to the shares of Common Stock of Parent issued pursuant to Section 1.12 of the Reorganization Agreement or (iv) a transferee to whom registration rights granted under this Agreement are assigned pursuant to Section 6.3 of this Agreement.

         1.2 "MAJOR INVESTORS" shall mean those individuals and entities identified on Exhibit B-2 of the Reorganization Agreement.

         1.3 "REGISTRABLE SECURITIES" means for each Holder the number of shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement, and any shares of Parent Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization (including shares of Parent Common Stock issued to the Escrow Agent pursuant to Sections 1.8 of the Reorganization Agreement), in each case rounded to the nearest integral amount, and for all Holders the sum of the Registrable Securities held by them; provided, however, that Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities shall have become effective under the Securities Act of 1933, as amended (the "1933 Act"), and such Registrable Securities shall have been disposed of in accordance with such

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registration statement and in accordance with the 1933 Act, or (ii) with respect to a Holder, at such time as all of the Registrable Securities held by such Holder can be sold by such Holder in a three-month period in accordance with Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144").

         1.4 REGISTRATION. Parent shall use its commercially reasonable best efforts to prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 (the "Registration Statement") covering the resale of the Registrable Securities as soon as reasonably practicable but in any event within thirty (30) days following the Effective Time; provided, however, that each Holder shall provide all such information and materials and take all such action as may be reasonably required in order to permit Parent to comply with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and of the SEC, and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent pursuant to this Agreement. Parent shall not be required to effect more than one (1) registration pursuant to this Section 1.4. The offerings made pursuant to such registration shall not be underwritten. Parent shall use its commercially reasonable best efforts to have such Registration Statement declared effective as soon as practicable following the Effective Time. The Holders shall furnish such information as Parent may reasonably request in connection with the preparation of the Registration Statement. Upon registration of the Registrable Securities with the SEC in accordance with this Agreement, the Registrable Securities may be sold in accordance with the Registration Statement under the 1933 Act. Parent shall use its reasonable efforts to cause such Registration Statement to remain effective until the earlier of (i) the date on which all Registrable Securities covered by the Registration Statement have been sold to the public pursuant to the Registration Statement, (ii) such time as which all Registrable Securities covered by the Registration Statement may be sold pursuant to Rule 144 within a three-month period, or (iii) two (2) years after the Closing Date.

         1.5 OTHER SHARES. Parent may include in any registration statement under this Section 1 any other shares of Parent Common Stock (including issued and outstanding shares of Parent Common Stock as to which the holders thereof have contracted with Parent for "piggyback" registration rights).

         1.6 SECURITYHOLDERS' AGENT. Securityholders' Agent shall be that certain person appointed by the shareholders of the Company pursuant to Section
10.1 of the Reorganization Agreement.

                                   SECTION 2

                              PARENT'S OBLIGATIONS

         In connection with the Registration Statement referred to in Section 1.4, Parent shall:

         2.1 REGISTRATION STATEMENT. Prepare and file with the SEC a registration statement with respect to the Registrable Securities and thereafter use its commercially reasonable best efforts to cause such Registration Statement to become and remain effective for the period set forth in Section 1.4.

                                       2.
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         2.2 AMENDMENTS AND SUPPLEMENTS. Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period set forth in Section 1.4 and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of the shares of Parent Common Stock covered by such Registration Statement.

         2.3 COPIES OF OFFERING DOCUMENTS. Promptly furnish to the Holders such numbers of copies of such registration statements, prospectuses, and any amendments and supplements thereto, in conformity with the requirements of the 1933 Act, such documents incorporated by reference in such Registration Statement and such other documents as the Holders reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective.

         2.4 MISLEADING PROSPECTUS. Promptly notify each Holder, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, upon Parent becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and as soon as practicable thereafter use its commercially reasonable best efforts to prepare and file with the SEC and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made.

         2.5 RULE 144. Use its commercially reasonable best efforts to file in a timely manner any reports required to be filed by it under the 1933 Act and the 1934 Act, and take such further action as the Holders may reasonably request, all from time to time to enable each such Holder to sell the Registrable Securities owned by it without registration under the 1933 Act pursuant to the exemption provided by Rule 144.

         2.6 PIGGYBACK REGISTRATIONS.

             (a) NOTICE AND PARTICIPATION. For a period of twelve months following the date of this Agreement, Parent shall notify all Holders who are also Major Investors in writing at least ten (10) days prior to the filing of any registration statement under the 1933 Act for purposes of an underwritten public offering of securities of Parent (including, but not limited to, registration statements relating to secondary offerings of securities of Parent, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the 1933 Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from Parent, so notify Parent in writing. Such notice shall state the

                                       3.
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intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by Parent, such Holder shall nevertheless continue to have the right to include any Registrable Securities in the next registration statement as may be filed by Parent with respect to underwritten offerings of its securities, all upon the terms and conditions set forth herein; provided such registration statement is filed within twelve months of the date of this Agreement, and further provided that such rights shall not attach to more than two underwritten registrations of Parent.

             (b) UNDERWRITING. The right of any such Holder to be included in a registration pursuant to this Section 2.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Parent. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to Parent; second, to all holders of Parent Common Stock (including the Major Investors) that have similar piggyback registration rights on a pro rata basis based on the total number of Registrable Securities held by such holders; and third, to any shareholder of Parent (other than a holder with registration rights). No such reduction shall
(i) reduce the securities being offered by Parent for its own account to be included in the registration and underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Parent and the underwriter, delivered at least twenty (20) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "HOLDER", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

             (c) RIGHT TO TERMINATE REGISTRATION. Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 2.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Parent in accordance with Section 5 hereof.

         2.7 BLUE SKY FILINGS. Parent shall use its reasonable efforts to register and qualify the securities covered by the Registration Statement under the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                                       4.
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         2.8 EARNING STATEMENT. To make generally available to its
securityholders an earning statement satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

                                    SECTION 3

                            THE HOLDER'S OBLIGATIONS

         In connection with the Registration Statement referred to in Section
1.4 or Section 2.6, the Holders shall each:

         3.1 OTHER DOCUMENTS AND INFORMATION. Complete, execute, acknowledge and/or deliver such questionnaires, indemnification agreements, custody agreements, underwriting agreements (if the registration is underwritten) and other documents, certificates and instruments as are reasonably required by Parent or any underwriter(s) or are otherwise necessary in connection with the registration and offering. Each Holder shall promptly provide to Parent such information concerning such Holder, such Holder's ownership of Parent's securities, the intended method of distribution and such other information as may be required by applicable law or regulation or as may be reasonably requested by Parent.

         3.2 CESSATION OF OFFERING. Upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.4, immediately discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such shares until the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4, and, if so directed by Parent, deliver to Parent all copies of the prospectus covering such Registrable Securities in such Holder's possession at the time of receipt of such notice.

         3.3 NO PRELIMINARY PROSPECTUS. No Holder and no person or entity acting on his or her behalf (other than an underwriter selected by Parent or approved by Parent) shall offer any Registrable Securities by means of any preliminary prospectus.

         3.4 SUSPENSION OF PROSPECTUS. Each Holder will be required to notify Parent in writing at least two (2) business days prior to a disposition of Registrable Securities pursuant to the Registration Statement of his or her intent to dispose of such Registrable Securities. At any time within such two
(2) business day period, Parent may restrict disposition of such Registrable Securities, in which event such Holder will not be able to dispose of such Registrable Securities, provided that: (i) Parent shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined that such sales would require public disclosure by Parent of material nonpublic information that Parent deems it advisable not to disclose; provided, however, that no such delay shall be imposed unless Parent shall equally prohibit during the period of such delay any sale of Parent's securities by all executive officers and directors of Parent and by all other holders of the Company's restricted stock covered by resale registration statements; (ii) in the event of the delivery of the notice described in (i) above by Parent, Parent shall use its

                                       5.
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commercially reasonable best efforts to amend the registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible after the conditions referred to in the notice have ceased to exist or have been disclosed; and (iii) Parent shall not restrict dispositions under (i) above, Section 2.4 and Section 4.1 for a period exceeding, in the aggregate, forty-five (45) days during any calendar quarter.

                                   SECTION 4

                                   LIMITATIONS

         4.1 OTHER TRANSACTIONS. Parent shall not be obligated to effect a registration pursuant to Section 1, or to file any amendment or supplement thereto, and may suspend the Holders' rights to make sales pursuant to an effective registration pursuant to Section 1, at any time when Parent, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would (i) materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto, or (ii) be seriously detrimental to Parent and its stockholders, in which event (under clause (i) or (ii) above) Parent's sole relief from its registration obligations is the right to defer filing of a registration statement (or to suspend the Holders' rights to make sales pursuant to an effective registration pursuant to Section 1) for a period of not more than forty-five (45) days; provided, however, that Parent shall not use the right described in this Section 4.1, Section 2.4 and Section 3.4(i) for a period exceeding, in the aggregate, forty-five (45) days during any calendar quarter.

                                   SECTION 5

                          EXPENSES AND INDEMNIFICATION

         5.1 EXPENSES. Parent shall pay all of the out-of-pocket expenses incurred, other than underwriting discounts and commissions and counsel to the selling shareholders, in connection with any registration of Registrable Securities pursuant to this Agreement, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Parent's outside counsel and independent accountants.

         5.2 OTHER EXPENSES. Parent shall pay all registration and filing fees attributable to the Registrable Securities and the listing fee payable to the Nasdaq National Market.

         5.3 INDEMNIFICATION AND CONTRIBUTION. In the event any Registrable Securities are included in a registration statement under Section 1:

             (a) INDEMNIFICATION BY PARENT. To the extent permitted by law, Parent will indemnify and hold harmless each Holder, his heirs, successors and assigns, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims,

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damages, liabilities or actions to which they may become subject under the 1933
Act, the 1934 Act or other federal or state law, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (not prohibited by Section 3.3) or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; and Parent will reimburse each such Holder, his heirs, successors and assigns, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnification and other rights provided for in this Section 5.3(a) shall not apply (i) to any such loss, claim, damage, liability, or action insofar as it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Holder or (ii) if the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Securities which are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder or underwriter to so provide such amended preliminary or final prospectus and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or controlling person and shall survive the transfer of the Registrable Securities by such Holder.

         (b) INDEMNIFICATION BY HOLDERS. To the extent permitted by law, the Holders will severally (but not jointly and pro rata) indemnify and hold harmless Parent, its successors and assigns, its officers and directors, any underwriter (as defined in the 1933 Act) requested by the Holders, and each person, if any, who controls Parent or any such underwriter requested by the Holders within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Holder expressly for use in such registration by such Holder, or (ii) the failure of any Holder or any underwriter requested by the Holders at or prior to the written confirmation of the sale of the Registrable Securities to send or arrange delivery of a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) to the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Securities which is the subject thereof and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in

                                       7.
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such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented). The Holders will reimburse Parent and each such officer or director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any such officer, director, underwriter requested by the Holders or controlling person and shall survive the transfer of the Registrable Securities by such Holder.

         (c) INDEMNIFICATION PROCEDURES. Promptly after receipt by a person who may be entitled to indemnification under this Section 5.3 (an "indemnified party") of notice of the commencement of any action (including any governmental action) for which indemnification may be available under this Section 5.3, such indemnified party will, if a claim in respect thereof is to be made against any person who must provide indemnification under this Section 5.3 (an "indemnifying party"), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (and the reasonable fees of such counsel shall be paid by the indemnifying party) and assume its own defense if (i) the retention of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to promptly assume the defense and employ experienced counsel reasonably acceptable to the indemnified party after the indemnifying party has received the notice of the indemnification matter from the indemnified party, or (iii) the named parties to any such action include both the indemnified party and the indemnifying party, and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties unless the indemnified parties in good faith conclude and are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. No indemnification provided for in
Section 5.3(a) or Section 5.3(b) shall be available to any party who shall fail to give notice as provided in this Section 5.3(c) to the extent that the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice.

         (d) CONTRIBUTION. If a claim for indemnification under this Section 5.3 is unavailable to an indemnified party because of a failure or refusal of a court of competent jurisdiction to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of any such loss, claim, damage, liability or action referred to therein in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions that resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a

                                       8.

material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.3(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   SECTION 6

                                OTHER PROVISIONS

         6.1 NOTICES. All notices, requests and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one business day after being sent by a nationally recognized overnight delivery service to the Holders at their respective addresses of record with Parent's transfer agent, and to Parent at its address stated in the Reorganization Agreement. Notices may also be given by facsimile and shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in the manner provided in the preceding sentence.

         6.2 AMENDMENT OF REGISTRATION RIGHTS. The Holders of a majority of the Registrable Securities from time to time outstanding may, with the written consent of Parent, amend the registration rights granted hereunder.

         6.3 PARTIES IN INTEREST. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Holder may assign such Holder's rights under this Agreement without the express prior written consent of Parent, provided, however, that (i) upon the death of a Holder, such Holder's rights under this Agreement shall be transferred to the person(s) who receive such Holder's Parent Common Stock under the laws of descent and distribution, (ii) a Holder may assign such Holder's rights under this Agreement to any organization qualified under Section 501(c)(3) of the Internal Revenue Code to which the Holder transfers Registrable Securities or in connection with an estate planning transaction, (iii) a Holder may transfer its rights under this Agreement to any transferee of 50,000 or more of the Registrable Securities (subject to appropriate adjustment based on stock dividends, stock splits and other similar transactions after the date hereof) who agrees in writing to be bound by the terms of this Agreement to the same extent as if such transferee were a Holder hereunder and subject to such Holder's prior delivery to Parent of an opinion of counsel in form reasonably satisfactory to the Parent to the effect that the transfer of Registrable Securities was made in compliance with all applicable federal and state securities laws and (iv) a pro rata distribution of Registrable Securities without additional consideration to the general and limited partners, shareholders or trust beneficiaries of a Holder shall not be deemed a sale or transfer for purposes of this Section 6.3 and such persons shall be entitled to the same rights under this Agreement as the initial Holder from which the Registrable Securities were received were entitled to and shall be deemed a Holder for the purposes of this Agreement. Any person receiving Registrable Securities from a Major Investor shall take such securities

                                       9.

subject to the provisions of the lock-up agreement referred to in Section 6.5 of the Reorganization Agreement. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of: the Holders; Parent; and the respective successors and assigns, if any, of the foregoing.

         6.4 WAIVERS. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

         6.5 SEVERABILITY. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         6.6 SECTION HEADINGS. Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

         6.7 REFERENCES. All words used in this Agreement shall be construed to be of such number and gender as the context requires. The terms "it" and "its" as used herein include entities as well as masculine and feminine persons. Unless a particular context clearly requires otherwise, the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific section or subsection of this Agreement.

                                      10.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                    MESSAGEMEDIA, INC.


                                    /s/ Larry Jones
                                    --------------------------------------------
                                    By:    Larry Jones
                                       -----------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------

                                    SECURITYHOLDERS' AGENT:

                                    /s/ Eric DiBenedetto
                                    --------------------------------------------
                                    Eric DiBenedetto, as the Securityholders'
                                    Agent

                                    WILLIAM BLAIR & COMPANY LLC


                                    /s/ WILLIAM BLAIR & COMPANY LLC
                                    --------------------------------------------
                                    By:    W. Rick Stearns
                                       -----------------------------------------
                                    Title: Associate
                                           -------------------------------------

                                      11.